SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 23, 2012

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's other reports filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 7 - Regulation FD

Item 7.01 - Regulation FD Disclosure

At an investor meeting in New York, on April 23, 2012 BioTime, Inc. and its subsidiaries Cell Cure Neurosciences, Ltd., LifeMap Sciences, Inc., OncoCyte Corporation, OrthoCyte Corporation, and ReCyte Therapeutics, Inc. provided updates on their research and product development efforts in their respective fields of regenerative medicine.

Slides used in the presentations and related videos will be available for viewing on BioTime’s web site www.biotimeinc.com.

The press releases filed as Exhibit 99.1, Exhibit 99.2, Exhibit 99.3, Exhibit 99.4, Exhibit 99.5 and Exhibit 99.6 are incorporated by reference.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated April 23, 2012
99.2	Press release dated April 23, 2012
99.3	Press release dated April 23, 2012
99.4	Press release dated April 23, 2012
99.5	Press release dated April 23, 2012
99.6	Press release dated April 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	April 23, 2012	By:	/s/ Peter S. Garcia
Chief Financial Officer

Exhibit Number	Description
99.1	Press release dated April 23, 2012
99.2	Press release dated April 23, 2012
99.3	Press release dated April 23, 2012
99.4	Press release dated April 23, 2012
99.5	Press release dated April 23, 2012
99.6	Press release dated April 23, 2012

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